UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 25, 2019

Date of Report (Date of earliest event reported)

Federal Life Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-38718	82-4944172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 West Deerfield Road Riverwoods, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 520-1900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 25, 2019, Federal Life Group, Inc. (the “Company”) announced that it had given formal notice to the Nasdaq Stock Market of its intention to voluntarily delist its common stock from the Nasdaq Capital Market. The Company also announced its intention to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company currently anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal of Listing and/or Registration Under Section 12(b) the Exchange Act, relating to the delisting and deregistration on or about April 4, 2019, with the delisting of its common stock taking effect no earlier than ten days thereafter. As a result, the Company expects that the last trading day of its common stock on the Nasdaq Capital Market will be on or about April 15, 2019, after which it will seek quotation of its shares on the OTC Pink Open Market. Further, on or about April 15, 2019, the Company intends to file a Form 15 with the SEC to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act. These actions were authorized and approved by the Company’s Board of Directors on March 21, 2019.

A copy of the press release dated March 25, 2019, giving details associated with the voluntary delisting, is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release issued by the Company on March 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL LIFE GROUP, INC.

Dated: March 25, 2019	By:	/s/ William S. Austin
William S. Austin
President and Chief Executive Officer